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                                                                   EXHIBIT 10.13


                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of January 18, 1997 by and between FLORIDA PANTHERS ICE VENTURES, INC., a Florida corporation (the "Purchaser"), and BRIAN BRISBIN, a Canadian citizen and resident of Toronto, Ontario (the "Seller"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.

                                    RECITALS

         The Seller is the owner of (i) certain concepts for application of technology to videography in sports (the "Concepts"); (ii) certain registrations for patents and copyrights (the "Patents"); (iii) certain predevelopment rights (the "Predevelopment Rights"); and (iv) trademarks (the "Trademarks"). The Concepts, Patents, Predevelopment Rights and Trademarks are collectively referred to as the "Assets," and are more fully listed and described on Exhibit A attached hereto. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Assets in accordance with the terms and conditions of this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 Subject to the terms and conditions of this Agreement, the Seller shall, in reliance upon the representations, warranties and covenants of the Purchaser set forth in this Agreement, agree to sell, convey, grant, assign, transfer and deliver to Purchaser and Purchaser shall, in reliance upon representations, warranties and covenants of the Purchaser set forth in the Agreement, agree to purchase and acquire, free and clear of any and all Liens, all of Seller's right, title and interest in and to the Assets.

         1.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the Purchaser shall, in full consideration of the sale, conveyance, grant, assignment, transfer and delivery up to by the Seller to the Purchaser of the Assets, pay to the Seller (allocated as provided in Schedule 1.2) 212,766 shares of common stock, par value $.01 per share (the "FPHI Common Stock"), subject to adjustment as provided below, of the Florida Panthers Holdings, Inc. ("FPHI") representing the number of shares derived by dividing (a) $5,000,000 (the "Purchase Price"); by (b)



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the average closing sale price of a share of FPHI Common Stock on The Nasdaq
Stock Market for the three consecutive trading days which precede the date of this Agreement, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) (the "Average Closing Sale Price"); provided, however, that the Purchase Price shall be adjusted by the amount that Purchaser is required to withhold, deduct or hold back for income taxes in connection with the sale and assignment of trademarks listed on Exhibit A. The parties hereto shall mutually agree upon the valuation of such trademarks prior to Closing.

         1.3 TIME AND PLACE. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Assets (the "Closing") shall commence at 9:00 a.m. on January 31, 1997, or on a date selected by the parties as seen thereafter as the conditions to Closing shall be satisfied or waived as provided for herein, at the offices of Akerman, Senterfitt & Eidson, P.A., One Southeast Third Avenue, 28th Floor, Miami, Florida, or such other time and place as the parties may otherwise agree. The time and date of the Closing are referred to herein as the "Closing Date."

         1.4 DELIVERY OF ASSETS. At Closing, the Seller shall duly execute and deliver to the Purchaser any and all instruments of transfer of title as are necessary to transfer to the Purchaser good, insurable and marketable title to the Assets and shall deliver to the Purchaser immediate possession of the Assets. The Seller agrees to execute and deliver to the Purchaser from time to time such further and particular assignments, consents or other instruments as the Purchaser may request as appropriate or desirable to confirm its title in and to any and all of the Assets sold, conveyed and assigned to the Purchaser.

         1.5 DELIVERY OF SHARES. At the Closing, the Purchaser shall deliver to the Seller one or more certificates representing 153,192 shares of FPHI Common Stock. The Purchaser shall set aside and hold 59,574 shares of FPHI Common Stock (the "Held Back Shares") in accordance with Section 7.3. The shares of FPHI Common Stock (including the Held Back Shares) issuable by the Purchaser are sometimes referred to herein as the "FPHI Shares."

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As a material inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties:

         2.1 CORPORATE STATUS. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         2.2 CORPORATE POWER AND AUTHORITY. The Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all actions necessary to

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authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 NO COMMISSIONS. The Purchaser has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As a material inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller makes the following representations and warranties to the Purchaser:

         3.1 POWER AND AUTHORITY. The Seller is an individual with the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

         3.2 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.3 NO VIOLATION. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its respective obligations hereunder and the consummation by the Seller of the transactions contemplated by this Agreement will not (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller or the Assets; (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate any Contract which is applicable to, binding upon or enforceable against the Seller or the Assets; (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Assets; or (iv) require the

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consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any filings required to be made by the Purchaser.

         3.4 NO COMMISSIONS. The Seller has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.5 LIABILITIES OF THE SELLER. The Seller does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise which would preclude or otherwise prevent the Seller from selling, conveying, granting, assigning, transferring and delivering to the Purchaser, free and clear of any and all Liens, the Assets.

         3.6 LITIGATION. There is no action, suit or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting the Seller or the Assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding to which the Seller is or was a party which have not been complied with in full or which continue to impose any material obligations on the Seller.

         3.7 GOOD TITLE, ADEQUACY AND CONDITION. Seller has, and at Closing will have, good and marketable title to the Assets with full power to sell, convey, grant, assign, transfer and deliver the same, free and clear of any Lien The Seller covenants and agrees that it will warrant and defend the title to the Assets hereby sold to the Purchaser, its successors and assigns, against the claims, demands and charges of all persons whomsoever.

         3.8 COMPLIANCE WITH LAWS. The Seller is and has been in compliance in all material respects with all laws, regulations and orders applicable to it and the Assets.

         3.9 INTELLECTUAL PROPERTIES. The Seller has full legal right, title and interest to the copyrights, trademarks and patents listed on Exhibit A (the "Intellectual Properties"), and the use by the Seller of the Intellectual Properties does not infringe or misappropriate, and the Seller has no knowledge of or received any communications asserting that such use infringes or misappropriates, any rights of any third party. None of the Intellectual Properties has been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement or invalidity, unenforceability or misappropriation of the claim, action or proceeding, and no person is infringing on any of the Intellectual Properties.

         3.10 SECURITIES LAW MATTERS. The Seller is acquiring the FPHI Shares hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the FPHI Shares, except in compliance with applicable state and federal securities laws. The Seller acknowledges receiving a prospectus of FPHI in accordance with the requirements of the

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Securities Act. The Seller has had the opportunity to discuss the transactions contemplated hereby with FPHI and has had the opportunity to obtain such information pertaining to FPHI as has been requested, including but not limited to filings made by FPHI with the Commission under the Exchange Act. The Seller is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the FPHI Shares.

         3.11 ACCURACY OF INFORMATION FURNISHED BY THE SELLER TO THE PURCHASER. No representation, statement or information made or furnished by the Seller to the Purchaser or any of the Purchaser's representatives, including those contained in this Agreement and other information and statements referred to herein and previously furnished by the Seller, contains or shall contain any untrue statement of a material fact which would make such information or statements misleading.

                                   ARTICLE IV

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         4.1 FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles V and VI. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any applicable law in connection with the transactions contemplated by this Agreement, and to use its best efforts to agree on a method to overcome any objections by any Governmental Authority to any such transactions. Each of the parties also agrees to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         4.2 ACCESS TO INFORMATION. From the date hereof to the Closing Date, the Seller shall (and shall cause its auditors, counsel and agents) afford the Purchaser and the Purchaser's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by the Purchaser shall affect any representation or warranty in this Agreement.

         4.3 NOTIFICATION OF CERTAIN MATTERS. The Seller shall give prompt notice to the Purchaser of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied.


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         4.4 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or its respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that the Purchaser may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case the Purchaser will consult with the Seller prior to making such disclosure).

         4.5 NO OTHER DISCUSSIONS. The Seller and its agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to sale or other disposition of the Assets or (ii) enter into any agreement or commitment (whether or not binding) with respect to the foregoing transaction. The Seller will immediately notify the Purchaser if any third party attempts to initiate any solicitation, discussion or negotiation with respect to the foregoing transaction.

         4.6 TRADING IN FPHI COMMON STOCK. Except as otherwise expressly consented to by the Purchaser, from the date of this Agreement until the Closing Date, the Seller (and any of his Affiliates) will not directly or indirectly purchase or sell (including short sales) any shares of FPHI Common Stock in any transactions effected on the Nasdaq Stock Market or otherwise.

         4.7 COVENANT NOT TO COMPETE. The Seller agrees that, for the period of three (3) years immediately following the Closing Date, the Seller shall not, directly or indirectly:

                    (a) alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder of any Person, engage in any business activity at any location in the United States of America, which is engaged in developing, owning, or operating ice rinks and their related facilities or the operation of the twin pad ice rink which is directly or indirectly in competition with the business of the Purchaser or its subsidiary; provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or the Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this Section; provided, further, that the providing of architectural services and designs by the Seller for professional arenas with seating capacity of at least 3,000 spectators or stadiums in the United States shall not be deemed to violate covenants contained herein. The provision of architectural services and/or designs by the Seller or by Brisbin Brook Beynon, Architects (i) to any person or entity for any ice skating rinks used primarily for commercial public skating anywhere in the State of Florida, or (ii) to any person or entity that is in the business, directly or indirectly (by one or more affiliates), of developing commercial ice skating rinks anywhere in the United States, shall be deemed to violate covenants contained herein, excepting rinks containing more than 3,000 spectator seats;


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                    (b) (i) induce, solicit or accept for or on behalf of any
Person any contact, agreement, relationship or business activity which may in any manner affect or diminish in any way, the Predevelopment Rights; (ii) induce any customer acquired hereunder or any other customer of the Purchaser or any of its subsidiaries to patronize any business which is directly or indirectly in competition with the Purchaser and its subsidiaries; (iii) canvass, solicit or accept for or on behalf of any such competitive business any customer of the Purchaser or any of its subsidiaries; or (iv) request or advise any customer of the Purchaser or any of its subsidiaries to withdraw, curtail or cancel any such customer's business with the Purchaser or any of its subsidiaries or their successors;

                    (c) employ any person who was employed by the Purchaser or any subsidiary of the Purchaser, within six months prior to the date being employed by the Seller, or in any manner seek to induce any employee of the Purchaser or any of its subsidiaries to leave his or her employment; and

                    (d) in any way utilize, disclose, copy, reproduce or retain in his possession any of the proprietary rights, or records acquired by Purchaser hereunder.

The Seller agrees and acknowledges that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect the Purchaser. If any provision of this Section is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or otherwise, then the parties agree that the court making such determination shall have the power to reduce the duration, area or scope of such provision, and/or to delete specific words or phrases, and in its reduced or modified form, such provision shall then be enforceable and shall be enforced. The Seller further agrees and acknowledges that any breach of this Section will cause irreparable injury to the Purchaser and, upon any breach or threatened breach of any provision of this Section, the Purchaser shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Purchaser may have as a result of such breach, including the right to seek monetary damages.

         4.8 DUE DILIGENCE INVESTIGATION. The Purchaser shall be entitled to conduct, prior to Closing, a due diligence investigation of the Seller and the Assets. The Seller shall provide the Purchaser and its designated agents and consultants with access to the Assets and all books, records, documents, correspondence and other materials related thereto which the Purchaser, its agents and consultants require to conduct such due diligence review. If the results of the Purchaser's due diligence review are not satisfactory to the Purchaser in its sole discretion, then the Purchaser may elect not to close the transactions contemplated by this Agreement.

         4.9 FILINGS. The Purchaser and the Seller shall make, on a prompt and timely basis, all governmental or regulatory notifications and filings required to be made by them for the consummation of the transactions contemplated hereby and each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or

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reasonably deemed advisable pursuant to any requirement of applicable law or the requirements of the SEC and/or the Nasdaq National Market in connection with the transactions contemplated by this Agreement.

         4.10 PUBLIC ANNOUNCEMENTS. The form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof, shall be subject to the prior approval of the parties hereto, which approval shall not be unreasonably withheld or delayed.

         4.11 CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Broward County, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided however, that matters which are under the exclusive jurisdiction of the federal courts shall be brought in the Federal District Court for the Southern District of Florida. Notwithstanding the foregoing, the Seller or the Purchaser may remove to a federal court any action in which either is a defendant. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each party irrevocable waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                                    ARTICLE V

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Purchaser:

         5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Seller shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Seller shall have delivered to the Purchaser a certificate, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         5.2 NO DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Seller or the Assets, and there shall have

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been delivered to the Purchaser a certificate to that effect, dated the Closing
Date, duly signed by the President of the Seller.

         5.3 DELIVERY OF ASSETS. At Closing, the Seller shall duly execute and deliver to the Purchaser any and all instruments of transfer of title as are necessary at the sole discretion of Purchaser to transfer to the Purchaser good, insurable and marketable title to the Assets and shall deliver to the Purchaser immediate possession of the Assets.

         5.4 CONSENTS. The Seller shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Seller from any person from whom such consent or waiver is required under any Contract to which the Seller or the Assets are bound as of a date not more than ten days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contract, either by the terms thereof or as a matter of law.

         5.5 STOCK POWERS. At the Closing, the Seller shall have delivered to the Purchaser, for use in connection with the Held Back Shares, ten stock powers executed in blank, with its signature guaranteed.

         5.6 OPINION OF COUNSEL. The Purchaser shall have received an opinion of counsel, satisfactory to the Purchaser, pertaining to the validity of (i) the rights comprising the Intellectual Properties and (ii) the sale and transfer of the Intellectual Properties.

         5.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

         5.8 DUE DILIGENCE REVIEW. The Purchaser shall have had adequate opportunity to complete its due diligence review of the Seller and the Assets pursuant to Sections 4.8, and shall be satisfied with the results of such review and assessment.

         5.9 CROSS CONTINGENCY. Closing of the transactions contemplated by this Agreement shall be contingent upon the closing of the transactions contemplated by the Asset Purchase Agreement, dated as of January 18, 1997 (the "Rink Agreement"), by and among the Purchaser, Seller, Iceland (Coral Springs), Inc. and Iceland Holdings, Inc. and the Asset Purchase Agreement, dated as of January 18, 1997 (the "Brisbin Agreement"), by and among Purchaser, the Seller and Brisbin Brook Beynon, Architects.


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                                   ARTICLE VI

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE SELLER AND SHAREHOLDERS

         The obligations of the Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Seller:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Purchaser shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to the Seller a certificate, dated as of the Closing Date, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

         6.2 FPHI SHARES. At Closing, the Purchaser shall have issued all of the FPHI Shares and shall have delivered to the Seller (i) certificates representing the FPHI Shares required to be issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares.

         6.3 CROSS CONTINGENCY. Closing of the transactions contemplated by this Agreement shall be contingent upon the closing of the transactions contemplated by the Rink Agreement and the Brisbin Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 AGREEMENT BY SELLER TO INDEMNIFY. The Seller agrees to indemnify and hold the Purchaser harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Purchaser (collectively, "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by the Seller in or pursuant to this Agreement; (ii) any breach of the covenants or agreements made by the Seller in this Agreement; (iii) any inaccuracy in any certificate delivered by the Seller pursuant to this Agreement; and (iv) the Seller's ownership or operation of the Assets prior to Closing. Without limiting the generality of the foregoing with respect to the measurement of Indemnifiable Damages, the Purchaser shall have the

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right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Seller hereunder been true and correct.

         7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Seller in this Agreement or pursuant hereto shall survive the Closing of the transactions contemplated hereby. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         7.3 SECURITY FOR SELLER'S AND OTHER PARTIES' INDEMNIFICATION OBLIGATIONS. As security for the agreement by the Seller to indemnify and hold the Purchaser harmless under this Agreement and as security for the agreement by the Seller and Iceland (Coral Springs), Inc. and Iceland Holdings, Inc., each a Delaware corporation, to indemnify and hold the Purchaser harmless under the Rink Agreement and as security for the agreement by the Seller and Brisbin Brook Beynon, Architects to indemnify and hold Purchaser harmless under the Brisbin Agreement (collectively, all the Indemnifiable Damages under these Asset Purchase Agreements, the "Aggregate Indemnifiable Damages"), at Closing, the Purchaser shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. The Seller hereby grants to the Purchaser a first priority security interest in the Held Back Shares and any and all proceeds thereof. The Purchaser may set off against the Held Back Shares any of the Aggregate Indemnifiable Damages for which the Seller or any of the other parties to these Asset Purchase Agreements may be responsible pursuant to this Agreement or the other Asset Purchase Agreements, subject, however, to the following terms and conditions:

                    (a) The Purchaser shall give written notice to the Seller of any claim for Aggregate Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which the Purchaser claims to have sustained by reason thereof, and (ii) the basis of the claim therefor;

                    (b) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                    (c) If, prior to the expiration of the Notice of Contest Period, the Seller shall notify the Purchaser in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then the Purchaser may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Seller, one appointed by the Purchaser and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The costs of such arbitration shall be borne equally by each of the parties. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties; and

                    (d) For purposes of any set off described under this Section, the Held Back Shares shall be valued at the Average Closing Sale Price. Not more than once prior to the one year anniversary of the Closing Date, the Seller may instruct the Purchaser to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by the Purchaser pursuant to any claim hereunder. The Purchaser shall not be liable for any loss or damage incurred by the Seller arising from any delay in the sale of such Held Back Shares following the Seller's instruction to sell the Held Back Shares.

         7.4 VOTING OF AND DIVIDENDS ON HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Seller, and the Seller shall be entitled to vote the same; provided, however, that, there shall also be deposited with the Purchaser subject to the terms of this Article VII, all shares of FPHI Common Stock issued to the Seller as a result of any stock dividend or stock split and all cash issuable to the Seller as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the Seller together with such Held Back Shares.

         7.5 DELIVERY OF HELD BACK SHARES. The Purchaser agrees to deliver to the Seller no later than ten (10) business days following the first anniversary of the Closing Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or Aggregate Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Seller promptly after the time of satisfaction.

         7.6 NO BAR. If the Held Back Shares are insufficient to set off any claim for any Indemnifiable Damages hereunder or for Aggregate Indemnifiable Damages (or have been delivered to the Seller prior to the making or resolution of such claim), then the Purchaser may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages or Aggregate Indemnifiable Damages.

                                  ARTICLE VIII

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Closing Date of the FPHI Shares:

         8.1 DISPOSITION OF SHARES. The Sellers represent and warrant that the shares of FPHI Common Stock being acquired by them hereunder are being acquired for their own account and will not be sold or otherwise disposed of, except (i) pursuant to an exemption from the registration requirements under the Securities Act, (ii) in accordance with the requirements of Rule 145(d) under the Securities Act or (iii) pursuant to an effective registration statement filed by the Purchaser with the SEC under the Securities Act. To the extent the Sellers comply with the provisions of Rule 145(d) promulgated under the Securities Act, the Purchaser agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for the Sellers to sell, transfer and/or dispose of the FPHI Shares in accordance with Rule 145(d).

         8.2 LEGEND. The certificates representing the FPHI Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

FPHI may, unless a registration statement is in effect covering such shares or unless the Seller comply with Rule 145(d), place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws. However, upon the determination of FPHI or its counsel that such legend is incorrect, such other legend required by the Securities Act and rules and regulations promulgated thereunder.

                                   ARTICLE IX

                               REGISTRATION RIGHTS

         The Seller shall have the following registration rights with respect to the FPHI Shares issued to it hereunder:

         9.1 REGISTRATION RIGHTS FOR FPHI SHARES; FILING OF REGISTRATION STATEMENT. The Purchaser will utilize reasonable efforts to cause, as soon as practicable following the Closing Date, a registration statement to be filed under the Securities Act or a pending registration statement to be amended for the purpose of registering the Shares for resale by the Seller thereof (the "Registration Statement"). The Purchaser will use reasonable efforts to have the Registration Statement become effective and cause the FPHI Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as the Seller reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, the Purchaser may delay filing the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if the Purchaser is informed by Florida Panthers Holdings, Inc. ("FPHI") or determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by FPHI (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised or (ii) involve initial or continuing disclosure obligations that might not be in the best interests of FPHI's shareholders. If, after the Registration becomes effective, the Purchaser advises the Seller that FPHI considers it appropriate for the Registration to be amended, the Seller shall suspend any further sales of their registered shares until the Purchaser advises that the Registration has been amended.

         9.2 EXPENSES OF REGISTRATION. The Purchaser shall pay all expenses incurred by it in connection with the registration, qualification and/or exemption of the FPHI Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of FPHI's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by FPHI in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. The Purchaser shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by the Seller of any of the FPHI Shares.

         9.3 FURNISHING OF DOCUMENTS. The Purchaser shall furnish to the Seller such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Seller may reasonably request in order to facilitate the resale of the FPHI Shares.

                                    ARTICLE X

                                   DEFINITIONS

         10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                    "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                    "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                    "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                    "SEC" or "Commission" means the Securities and Exchange Commission.

                    "Securities Act" means the Securities Act of 1933, as amended.

         10.2       OTHER DEFINITIONAL PROVISIONS.

                    (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                    (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                    (c) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

              (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

              (b) by the Purchaser in the event of a material breach by the Seller of any provision of this Agreement; or

              (c) by the Purchaser or the Seller if the Closing shall not have occurred by January 31, 1997.

         11.2 EFFECT OF TERMINATION. Except as provided in Article XI, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered (and deemed received if delivered) by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                    (a)      IF TO THE PURCHASER:

                             Florida Panthers Ice Ventures, Inc.
                             100 N.E. Third Avenue, 2nd Floor
                             Ft. Lauderdale, FL  33301
                             Attn: Steven M. Dauria
                             Telecopy:  (954) 627-5080

                             WITH A COPY TO:

                             Akerman, Senterfitt & Eidson, P.A.
                             SunTrust International Center
                             One S.E. Third Avenue, 28th Floor
                             Miami, Florida  33131
                             Attention: Edward L. Ristaino, Esq.
                             Telecopy: (305) 374-5095

                    (b)      IF TO ANY OF THE SELLER OR SHAREHOLDERS:

                             Brian Brisbin
                             14 Duncan Street, 3rd Floor
                             Toronto, Canada  M5H 3G8
                             Telecopy:  (416) 691-9087

                             WITH A COPY TO:

                             Shutts & Bowen
                             201 South Biscayne Boulevard
                             Miami, FL 33131
                             Attention: Joseph Bolton, Esq.
                             Telecopy: (305) 381-9982

         12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         12.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Seller hereby agrees to pay any and all sales and use taxes which may become due and owing as a result of the completion of the transactions contemplated hereby.

         12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Seller without the prior written consent of the Purchaser.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         12.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (i) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (ii) said party has relied solely and completely upon its own judgment in executing this Agreement; (iii) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (iv) said party has acted voluntarily and of its own free will in executing this Agreement; (v) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (vi) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         FLORIDA PANTHERS ICE VENTURES, INC., a
                         Florida corporation


                         By:            /s/ William M. Pierce
                                   --------------------------------------------
                                        William M. Pierce
                                        Vice President




                         By:            /s/ Brian Brisbin
                                   --------------------------------------------
                                        Brian Brisbin, individually